Exhibit 5.3

July 1, 2020

PG&E Corporation

14,545,455 Equity Units

Ladies and Gentlemen:

We have acted as counsel for PG&E Corporation, a California corporation (the “Company”), in connection with the public offering and sale by the Company of an aggregate of 14,545,455 prepaid forward stock purchase contracts of the Company (the “Purchase Contracts”), which form one component of the 14,545,455 Equity Units (the “Units”) to be issued under the Purchase Contract and Units Agreement dated as of July 1, 2020 (the “Purchase Contract Agreement”), among the Company and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and as attorney-in-fact for the holders of the Purchase Contracts from time to time (the “Purchase Contract Agent”), in accordance with the Underwriting Agreement dated as of June 25, 2020 (the “Underwriting Agreement”), among Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as Representatives of the several Underwriters listed on Schedule I thereto (the “Underwriters”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of corporate officers and government officials and such other documents as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Purchase Contract Agreement and the form of Unit and the form of Purchase Contract included therein and (b) the Registration Statement on Form S-3 (Registration No. 333-236629-01) filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2020 (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of $25,675,000,000 aggregate amount of various securities of the Company, including the Units and the Purchase Contracts, to be issued from time to time by the Company, as amended by Amendment No. 1 thereto filed with the Commission on April 13, 2020, Amendment No. 2 thereto filed with the Commission on May 22, 2020 and Amendment No. 3 thereto filed with the Commission on May 29, 2020 (such Registration Statement, as amended by such amendments, being hereinafter referred to as the “Registration Statement”).

In rendering this opinion, we have assumed, with your consent and without independent investigation or verification, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as duplicates or copies. We also have assumed, with your consent, that the Purchase Contract Agreement has been duly authorized, executed and delivered by, and represents a legal, valid and binding obligation of, the Purchase Contract Agent and that the form of Unit and the form of Purchase Contract will conform to that included in the Purchase Contract Agreement.

Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:

1. Assuming that the Purchase Contract Agreement has been duly authorized, executed and delivered by the Company, the Purchase Contract Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law);

2. Assuming that the Purchase Contracts have been duly authorized by the Company, the Purchase Contracts will, when executed, authenticated (including the due authentication of the Purchase Contracts by the Purchase Contract Agent), issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Underwriting Agreement, and upon payment of the consideration therefor as provided for therein, such Purchase Contracts will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law); and

3. Assuming that the Units have been duly authorized by the Company, the Units will, when executed, authenticated (including the due authentication of the Units by the Purchase Contract Agent), issued and delivered in accordance with the provisions of the Purchase Contract Agreement and the Underwriting Agreement, and upon payment of the consideration therefor as provided for therein, such Units will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Purchase Contract Agreement and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether such enforceability is considered in a proceeding in equity or at law).

We express no opinion herein as to any provision of the Purchase Contract Agreement, the Units or the Purchase Contracts that (a) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Purchase Contract Agreement, the Units or the Purchase Contracts, (b) contains a waiver of an inconvenient forum or (c) relates to the waiver of rights to jury trial. We also express no opinion as to whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Purchase Contract Agreement, the Units or the Purchase Contracts.

We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York and the Federal laws of the United States of America. In particular, we do not purport to pass on any matter governed by the laws of the State of California. In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinion dated July 1, 2020, of Hunton Andrews Kurth LLP, California counsel to the Company, copies of which shall be filed with the Commission as Exhibit 5.2 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement, as to all matters of law covered therein relating to the laws of California.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Current Report on Form 8-K dated the date hereof and incorporated by reference into the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Cravath, Swaine & Moore LLP

PG&E Corporation

    77 Beale Street

        San Francisco, CA 94177

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